SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2016

CATACA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55316	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

400 Corporate Pointe, Suite 300 Culver City CA Phone: 855-710-0915

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

782 Ayala Avenue

Makati City, Philippines 2130

+(63)917–234–0098

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CATACA RESOURCES, INC.

Form 8-K

Current Report

Item 1.01

Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 6, 2016, Edward Barrios, our President and sole Director, Maxwell Ramos, our Treasurer and Secretary (collectively hereinafter, the “Sellers”) and Tobi Mac Aro (the “Purchaser”) and entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Sellers, Fifteen Million (15,000,000) shares of common stock, par value $0.001 per share, of Cataca Resources, Inc. (the “Company”), representing approximately 50.00% of the issued and outstanding shares of the Company (the “Shares”), for an aggregate purchase price of Fifteen Thousand Dollars ($15,000) (the “Purchase Price”). The purchase price shall be distributed on a pro rata bases to the Sellers, Mr. Barrios currently is the beneficial owner of Ten Million (10,000,000) shares of the Company’s restricted common stock and Mr. Ramos is currently the currently is the beneficial owner of Five Million (5,000,000) shares of the Company’s restricted common stock.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Stock Purchase Agreement is incorporated by reference into this Item 5.01.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective September 6, 2016, Edward Barrios (“Mr. Barrios”) resigned from his positions as the current President and the sole Director of the Company.  Mr. Barrios’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Effective September 6, 2016, Maxwell Ramos (“Mr. Ramos”) resigned from his positions as the current Treasury and Secretary of the Company (the “Resignation”). Mr. Ramos’ resignation is not the result of any disagreements between Mr. Ramos and the Corporation relating to the Corporation’s operations, policies or practices.

Appointment

Effective September 6, 2016, Mr. Tobi Mac Aro (“Mr. Aro”) was appointed to serve as the Company’s President, Secretary, Treasurer, and sole Director of the Company to serve until the next annual meeting or until his successor is duly appointed. On September 6, 2016, Mr. Aro accepted such appointment.

The biography for Mr. Aro is set forth below:

Tobi Mac Aro, 31 - Mr. Aro earned his MBA in Technology Management in 2010 through the California State University MBA Program. Over the last 12 years, he has worked in a wide variety of professional capacities in both private and public sectors, different business industries as a Business Technologist that includes bringing technology product to life and enhance products to increase sales performance and growth. Mr. Aro has served as a consultant for various corporations, including a stint as a Business Product Growth Consultant for Chevron Inc. from July 2014 – December 2014, where he was served as a liaison between the functional and technical requirements as well as the execution of those requirements in the deliverables, including working with the technical and business teams to prepare the quality assurance testing plans and validation of the sprint goals. Also, Mr. Aro served as a Business Analyst Consultant for Northrop Grumman & Boeing from April 2013 – September 2014, where he coordinated with senior customer management regarding board reviews and team compliance with policy.  Mr. Aro was a Business Systems Analyst for Timac Solutions from February 2011 – 2013, where his responsibilities included determining the operational objectives by studying business functions; gathering information; evaluating output requirements and formats. Designing new system applications by analyzing requirements; constructing workflow charts and diagrams; studying system capabilities; writing specifications. Mr. Aro, founded Flitways Technology Inc. in January 2013 and has been the company’s CEO and Director since that time.

Family Relationships

Mr. Aro is related to any other Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.01	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATACA RESOURCES, INC.

Date: September 6, 2016

/s/ Tobi Mac Aro

By: Tobi Mac Aro, President

3